Exhibit 5.2

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Davis Polk & Wardwell London LLP 99 Gresham Street London EC2V 7NG	020 7418 1300 tel 020 7418 1400 fax

November 26, 2013

AstraZeneca PLC
2 Kingdom Street
London W2 6BD
England

Ladies and Gentlemen:

We are acting as special United States counsel to AstraZeneca PLC, a public limited company organized under the laws of England (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s senior debt securities (the “Debt Securities”), which may be issued pursuant to the Indenture dated April 1, 2004 between the Company and The Bank of New York Mellon, as successor Trustee to JP Morgan Chase Bank, as trustee (the “Trustee”) (the “Indenture”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York,
USA, and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.
Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.

AstraZeneca PLC	2	November 26, 2013

1.
Assuming that the Indenture that has been entered into, and any supplemental indenture to be entered into, in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Security, (i) the Board of Directors of the Company shall have duly established the terms of such Debt Security and duly authorized the issuance and sale of such Debt Security and such authorization shall not have been modified or rescinded; (ii) the Company is and shall remain, validly existing as a corporation under the laws of England and Wales; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Indenture and the Debt Securities, and any supplemental indenture in connection therewith, are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that the execution, delivery and performance by the Company of any Debt Security whose terms are established subsequent to the date hereof (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of England and Wales, we have relied, without independent inquiry or investigation, on the opinion of Freshfields Bruckhaus Deringer LLP dated November 26, 2013, to be filed by the Company with the Commission on the date hereof as an exhibit to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus.  In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Securities Act. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP